Exhibit 23.3

McGuireWoods LLP

One James Center

901 East Cary Street

Richmond, Virginia 23219

February 28, 2007

Virginia Electric and Power Company

120 Tredegar Street

Richmond, Virginia 23219

Annual Report on Form 10-K

Ladies and Gentlemen:

We consent to the incorporation by reference into the statements made in regard to our firm in the Registration Statement of Virginia Electric and Power Company on Form S-3 (File No. 333-96973) and related prospectuses of the legal conclusions that relate to the Company’s franchises and title to properties included in this Annual Report on Form 10-K.

Sincerely,

/s/ McGuireWoods LLP